Exhibit 23.1

                       [Malone & Bailey, PLLC Letterhead]

Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of NanoSignal Corporation (formerly MicroSignal Corporation) of our report dated March 12, 2003 which appears in the Registrant's Form 10-KSB for the year ended December 31, 2002.


Malone & Bailey, PLLC


www.malone-bailey.com
Houston, Texas

Dated: April 2, 2004